Exhibit 10.14

MATRIX SERVICE COMPANY

NON-QUALIFIED STOCK OPTION AGREEMENT

«Optionee»

«Address1»

«Address2»

«City», «State» «PostalCode»

Dear «FirstName»:

This Non-Qualified Stock Option Agreement (this “Award Agreement”), is made and entered into effective as of the          day of                 , 201   (the “Grant Date”), by and between Matrix Service Company, a Delaware corporation (the “Company”), and                         , an individual. You are a key employee of the Company or an Affiliate, and the Compensation Committee of the Board of Directors (the “Committee”), has granted you a non-qualified stock option under the Plan (as defined below).

1. Award. The awards set forth in this Award Agreement are subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the 2004 Stock Incentive Plan of the Company, as amended and restated effective October 23, 2006, and as further amended by Amendments 1, 2 and 3 thereto (the “Plan”), a copy of which is on file with, and may be obtained from, the Secretary of the Company, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Award Agreement. To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2. Grant of Option. The Company hereby grants to you the right and option (the “Option”) to purchase all or any part of an aggregate of [Number of Shares] shares of Stock, on the terms and conditions set forth herein and in the Plan.

The Option, if not previously exercised, shall expire and not be exercisable after the expiration of ten (10) years from the date of grant hereof, unless earlier terminated as provided below.

3. Purchase Price. The purchase price of Stock purchased upon exercise of the Option shall be [Purchase Price] per share, which has been determined to be not less than the Fair Market Value (as defined in the Plan) on the Grant Date.

4. Exercise of Option. Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised, in whole or in part, by written notice (which complies in all respects with the provisions of this Award Agreement) to the Company at its principal executive office addressed to the attention of the [Secretary] of the Company, at any time and from time to time on and after the Grant Date, such exercise to be effective at the time of receipt of such written notice at the Company’s principal executive office during normal business hours; provided, however, (i) any exercise of the Option must be for a minimum of 100 shares of Stock unless the number purchased is the total number purchasable under the Option at that time, (ii) the Option shall only be exercisable in accordance with, and to the extent set forth, in the attached vesting schedule and (iii) the Option may be exercised only so long as you remain, on or after the Grant Date, continuously in the employ of the Company or any of its Affiliates (as defined in the Plan), except as otherwise provided in this Award Agreement. The Option shall not be exercisable with respect to fractions of a share. No exercise or failure to exercise as to a portion of the shares shall preclude a later exercise or exercises as to additional portions.

Neither you nor any of your heirs, legal representatives or beneficiaries shall be deemed to have any rights as a stockholder of the Company with respect to any shares covered by the Option until the date of the issuance by the Company of a certificate or evidence of book entry registration for such shares. You (or the person permitted to exercise the Option in the event of your death) shall be and have all of the rights and privileges of a stockholder of the Company with respect to shares acquired upon exercise of the Option, effective upon the date of the issuance by the Company of a certificate or evidence of book entry registration for such shares.

5. Payment of Exercise Price. The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash (or certified or bank cashier’s check payable to the order of the Company); (b) by delivery of shares of common stock of the Company then owned by you (such shares being valued at their Fair Market Value at the time of such exercise); (c) by withholding by the Company of shares from the shares issuable upon such exercise (such withheld shares being valued at their Fair Market Value at the time of such exercise); (d) in the discretion of the Committee, by delivery of properly executed irrevocable instructions to a securities broker (or, in the case of pledges, lender) to (i) sell shares subject to the Option and to deliver promptly to the Company a sufficient portion of the proceeds of such sale transaction on behalf of Employee to pay the exercise price of said shares or (ii) pledge Shares subject to the Option to a margin account maintained with such broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company a sufficient portion of the loan proceeds to pay the exercise price of said shares; (e) by a combination of such methods; or (f) by other means that the Committee deems appropriate; plus, in each case, any applicable withholding tax thereon, whereupon certificates therefor or evidence of book entry Shares will be issued to you.

6. No Transferability; Limited Exceptions to Transfer Restrictions.

(a) Unless otherwise expressly provided in this Section 6, the Option shall not be transferable.

(b) All or a portion of the Option may be transferred by you to (i) your spouse, children, stepchildren or grandchildren (“Immediate Family Members”), (ii) a trust or trusts for the benefit of you and/or Immediate Family Members, (iii) an entity or entities whose beneficiaries or beneficial owners are you and/or Immediate Family Members, or (iv) such other persons or entities as may be approved by the Committee, in its sole discretion; provided, that, in each case, subsequent transfers of such transferred Option shall be prohibited except for transfers to the transferees described in this paragraph (b) or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that the term “you” shall be deemed to refer to the transferee except for the events of termination of employment and other employment aspects hereof which shall continue to refer to you. The events of termination of employment of Section 7 shall continue to be applied with respect to you, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7. The events of forfeiture of Section 13 shall continue to be applied with respect to you, following which the Option shall be forfeited and shall no longer be exercisable by the transferee. You shall remain subject to any withholding taxes incurred upon exercise by transferee of a transferred Option.

(c) The transfer restrictions set forth in paragraph (a) of this Section 6 shall not apply to:

(i) transfers to the Company;

(ii) the designation of a beneficiary to receive benefits in the event of your death or, if you have died, transfers to your beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(iii) transfers pursuant to a domestic relations order; or

(iv) if you have suffered a Disability (as defined in the Plan), permitted transfers on your behalf by your guardian or legal representative.

7. Termination of Employment. In the event your employment with the Company or any of its Affiliates terminates for any reason other than death or Disability, the Option may be exercised by you to the full extent that you were entitled to exercise the Option on the day immediately prior to such termination at any time within the three-month period commencing on the day of such termination (but not beyond 10 years from the Grant Date). The Option, to the extent not exercised during such period, shall terminate. In the event that your employment with the Company or any of its Affiliates shall terminate due to your death or Disability (each of such two events being an “Acceleration Termination”), all of the remaining shares then subject to the Option held by you shall immediately vest in full and the Option as so accelerated may be exercised by you (or your estate, beneficiary, guardian or legal representative) at any time prior to the later of (i) the one-year anniversary of the day of such Acceleration Termination or (ii) 10 years from the Grant Date. The Option, to the extent not exercised during such period, shall terminate upon the expiration of such period.

The Committee shall determine whether, for purposes of the Plan, any termination of employment is due to Disability. The Committee shall determine whether an authorized leave of absence on military or government service or for other reasons shall constitute a termination of employment.

The Committee may, in its discretion, (i) accelerate the exercisability of all or part of an Option that is not otherwise exercisable or (ii) provide that an Option shall remain outstanding and be exercisable following termination of employment on such other terms and conditions as the Committee shall approve.

8. Change in Control. Notwithstanding the vesting provisions contained in the attached schedule, in the event of a Change in Control (as defined in the Plan), the Option shall become immediately and fully exercisable in the manner provided in Section 4 hereof.

9. Withholding of Tax. Upon exercise by you of the Option, the Company shall have the right to deduct from any cash amounts otherwise payable to you any amounts required to satisfy all tax withholding requirements imposed upon such exercise under applicable federal, state, local or other laws. Alternatively, to satisfy any such withholding requirements, the Company may, at your request, but shall not be required to (a) withhold from the number of shares to be issued that number of shares (based on the Fair Market Value of the shares at the time of such exercise) necessary to satisfy such tax withholding requirements or (b) accept delivery from you of shares of common stock of the Company then owned by you (such shares being valued at their Fair Market Value at the time of such exercise) as is sufficient to satisfy such tax withholding requirements.

10. Investment Representation. You represent to the Company and agree that if you exercise the Option, in whole or in part, at a time when there is not in effect under the U.S. Securities Act of 1933, as amended, a registration statement relating to the shares issuable upon exercise hereof and available for delivery a prospectus meeting the requirements of Section 10 of said Act, you will acquire such shares upon such exercise for the purpose of investment and not with a view to their resale or distribution and that, upon each such exercise of the Option, you will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Such written agreement shall also state that such shares shall not be transferred except pursuant to an effective registration statement under said Act or in accordance with an exemption from registration thereunder. If certificates are provided for shares issued hereunder, they shall bear the following legend if a registration statement relating to the shares issuable upon exercise hereof is not in effect at the time of exercise of the Option:

The securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such sale or transfer is exempt from registration under such acts and laws.

11. Employment Relationship. For purposes of this Award Agreement, you shall be considered to be in the employment of the Company as long as you remain an employee of either the Company or an Affiliate. Any question as to whether and when there has been a termination of such employment, for purposes of this Award

Agreement, and the cause of such termination, for purposes of this Award Agreement, shall be determined by the Committee, and its determination shall be final. Nothing herein shall give you any right to continued employment or affect in any manner the right of the Company or any Affiliate to terminate your employment at any time with or without cause.

12. Binding Effect. This Award Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under you. This Award Agreement and all actions taken shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have authority to construe the terms of this Award Agreement, and the Committee’s determinations shall be final and binding on you and the Company. This Award Agreement shall be subject to the terms and conditions of the Plan as presently constituted and as may be amended hereafter from time to time, including the discretion therein provided to the Committee. Except as may be otherwise provided by the Plan, amendments to the Plan shall constitute amendments to this Award Agreement and shall be incorporated herein without the execution of any amendment or supplement hereto by the parties.

13. Forfeiture and Clawback.

(a) You agree that in the event you violate the confidentiality, non-competition, non-solicitation or non-disparagement provisions of any agreement between you and the Company or any Affiliate, or any plan of the Company or any Affiliate in which you participate, you will forfeit in its entirety any remaining portion of the Option which has not previously been exercised under Section 4, irrespective of whether the remaining portion of the Option is currently exercisable in whole or in part at the time when it is forfeited, and all of your rights thereto shall terminate without any payment of consideration by the Company.

(b) Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, you acknowledge that any incentive-based compensation paid to you hereunder may be subject to recovery by the Company under any clawback policy which the Company may adopt from time to time, including without limitation the Company’s existing policy and any policy which the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s common stock may be listed. You agree to promptly return any such incentive-based compensation which the Company determines it is required to recover from you under any such clawback policy.

If you accept this Award Agreement and agree to the foregoing terms and conditions, please so confirm by signing and returning the duplicate copy of this Award Agreement enclosed for that purpose.

MATRIX SERVICE COMPANY
By:
Name:
Title:

The foregoing Award Agreement is accepted by me as of                         , and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

«Optionee»

Stock Option Vesting Schedule